Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-21349, 333-21351, 333-45315, 333-62196, 333-115109 and 333-169169) of our report dated March 11, 2009 with respect to the consolidated financial statements and financial statement schedule of The Eastern Company, which is included in this Annual Report on Form 10-K for the year ended January 1, 2011.

/s/UHY LLP

Houston, Texas
March 11, 2011